Exhibit-99.906 Exhibit

10-Q Exhibit 32.2: Certifications Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of iShares COMEX Gold Trust (the “Trust”) on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis Ryan, Chief Financial Officer of Barclays Global Investors, N.A., the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: May 23, 2005

/s/ FRANCIS RYAN
Francis Ryan * Chief Financial Officer (Principal financial officer)

*	The Registrant is a trust and Mr. Ryan is signing in his capacity as an officer of Barclays Global Investors, N.A., the Sponsor of the Registrant.